EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2015 relating to the financial statements and financial statement schedule of Mitel Networks Corporation, and the effectiveness of Mitel Network Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mitel Networks Corporation for the year ended December 31, 2014.

/s/ Deloitte LLP
Chartered Professional Accountants, Chartered Accountants Licensed Public Accountants

Ottawa, Canada

May 13, 2015